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                                                                     EXHIBIT 8.1


                                                      December 19, 1994

Arbor National Holdings, Inc.
333 Earle Ovington Blvd.
Uniondale, NY 11553

Ladies and Gentlemen:

          We have acted as your counsel in connection with the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") which will be included in the Registration Statement on Form S-4 (the "Registration Statement") of BankAmerica Corporation ("BAC") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to (i) the proposed merger of AH Acquisition Corp., a wholly-owned subsidiary of Bank of America, FSB ("BAFSB"), which itself is a wholly-owned subsidiary of BAC, with and into Arbor National Holdings, Inc. ("Arbor") and (ii) the subsequent liquidations first of Arbor and then of each of Arbor's subsidiaries into BAFSB. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate.

          We hereby confirm that the discussions in the Proxy
Statement/Prospectus under the captions "Summary--Federal Income Tax Consequences" and "THE MERGER--Federal Income Tax Consequences" are fair and accurate summaries of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

          We hereby consent to the filing of this opinion by BAC as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "Summary--Federal Income Tax Consequences" and "THE MERGER--Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                  Very truly yours,


                                              /s/ Skadden Arps Slate
                                                  Meagher & Flom